PRESS RELEASE

AMERICASBANK CORP.
CONTACT:	GARY REVER
PHONE:	443-921-0805
CONTACT:	LEE W. WARNER
PHONE:	410-252-0808
WEBSITE: WWW.AMERICASBANK.COM

VOLUNTARY DELISTING AND DEREGISTRATION OF ITS COMMON
STOCK AND REPOSITIONING OF ITS MORTGAGE LENDING OPERATION
ANNOUNCED BY AMERICASBANK CORP.

TOWSON, MD (July 3, 2008) – AmericasBank Corp. (Nasdaq: AMAB), the parent company of AmericasBank, announced today it has notified the Nasdaq Stock Market LLC of its intent to delist its common stock from the Nasdaq Capital Market, and that it intends to deregister its common stock under the Securities Exchange Act of 1934 and cease filing reports with the Securities and Exchange Commission.

The decision to voluntarily delist and deregister the common stock is a cost savings step that will reduce expenses associated with compliance efforts as well as listing fees. The common stock is thinly traded and AmericasBank Corp. does not believe the benefits of having its common stock listed and registered outweigh the costs.

AmericasBank Corp. currently anticipates that it will file with the Securities and Exchange Commission a Form 25 relating to the delisting of its common stock on or about July 14, 2008, with the delisting of its common stock to be effective approximately ten days thereafter. Accordingly, AmericasBank Corp. anticipates that the last day of trading of its common stock on the Nasdaq Capital Market will be on July 11, 2008.

AmericasBank Corp. also anticipates filing a Form 15 to deregister its common stock under Section 12 of the Securities Exchange Act of 1934 on or about July 24, 2008. Therefore, AmericasBank Corp. intends to cease filing periodic and current reports with the Securities and Exchange Commission on or about July 24, 2008. AmericasBank Corp. is currently considering arranging to have its common stock quoted on the OTC Bulletin Board or in the Pink Sheets to provide liquidity for its common stock and is considering the alternative methods available to continue regular periodic communication with stockholders, but no determination has been made with respect to these matters.

Further, AmericasBank has made the decision to reposition its mortgage lending operation by integrating the operations of the Bank’s separate mortgage unit into its existing banking centers and closing the separate mortgage unit. AmericasBank will continue to focus on its core relationship banking strategy and will continue to offer mortgage products to its customers. Customers’ mortgage needs will be serviced from AmericasBank’s Annapolis and Towson banking centers. As a result, AmericasBank will scale back its mortgage lending unit over the next month. These moves are a result of AmericasBank’s progress in addressing changes that have occurred as a result of the real estate market and AmericasBank’s clear focus on profitability.

The decisions will allow AmericasBank Corp. to deploy more resources to core business operations through its banking centers and continue its commitment to its stockholders, customers and employees without compromising the integrity of corporate governance and control processes.

ABOUT AMERICASBANK CORP.

AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership. AmericasBank operates its banking center in the Towson, Maryland market under the trade name of Towson Community Bank, and the banking center in the Annapolis, Maryland market as Annapolis Community Bank.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

The statements in this press release that are not historical facts constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, among others: statements regarding the anticipated timing of the delisting and deregistration of AmericasBank Corp. common stock; statements regarding AmericasBank Corp.’s consideration of an alternative quotation system for its common stock, and the ability of that system to provide a meaningful trading platform or source of liquidity for AmericasBank Corp.’s common stock; statements regarding continued communications with stockholders after the deregistration of the common stock; statements regarding potential cost savings or other benefits from the delisting and/or deregistration; and statements regarding AmericasBank's plans with respect to the closing of its mortgage unit.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risks that AmericasBank Corp. will not realize the anticipated cost savings as a result of delisting and/or deregistration; the possibility that no alternative arrangements can be made for quotation of the Company’s common stock, which may decrease liquidity and market value; the risk that the acts of delisting and deregistration, while voluntary, may be negatively perceived in the marketplace and other risks described in AmericasBank Corp.’s Form 10-K for the year ended December 31, 2007, and as may be described by AmericasBank Corp. in other reports filed by it with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.